                                                                    EXHIBIT 10.4


                               PURCHASE AGREEMENT



                           Dated:  November 22, 1996

                                    BETWEEN

                        CENTENNIAL COMMUNICATIONS CORP.

                                      AND

                            CENTENNIAL FUND V, L.P.
                            CENTENNIAL FUND IV, L.P.
                     CENTENNIAL ENTREPRENEURS FUND V, L.P.
                          CREST FUNDING PARTNERS, L.P.
                               CREST SMR, L.L.C.
                             TELECOM PARTNERS, L.P.
                           CENTENNIAL HOLDINGS, INC.
                            TRAILHEAD VENTURES, L.P.
                             BOULDER VENTURES, L.P.
                                 MGVF II, LTD.
                                  BILL ELSNER
                                ROBERT MCKENZIE
                                 JEFF E. RHODES
                        BANCBOSTON VENTURES INCORPORATED
                        KYLE LEFKOFF AS ATTORNEY IN FACT

                               TABLE OF CONTENTS


1. Authorization and Closing.............................................  1

 A. Authorization of the Preferred Stock.................................  1

 B. Purchase and Sale of the Preferred Stock.............................  1

 C. The Closing..........................................................  1

 D. Subsequent Closings..................................................  1

2. Conditions of Each Purchaser's Obligations at the  Closing............  2
  -----------------------------------------------------------

 A. Representations and Warranties.......................................  2

 B. Amended and Restated Certificate of  Incorporation...................  2

 C. Registration Agreement...............................................  2

 D. Stockholders Agreement...............................................  2

 E. Sale of Preferred Stock to Each Purchaser............................  2

 F. Blue Sky Clearances..................................................  2

 G. Disqualified Persons.................................................  3

 H. Opinion of the Company's Counsel.....................................  3

 I. Closing Documents....................................................  3

 J. Proceedings..........................................................  3

 K. Waiver...............................................................  3

 L. Expenses.............................................................  4

3. Covenants.............................................................  4
  ----------

 A. Financial Statements and Other Information...........................  4

 B. Inspection of Property...............................................  7

 C. Attendance at Board Meetings.........................................  7

 D. Designation of Directors.............................................  8

 E. Restrictions.........................................................  8

 F. Affirmative Covenants................................................ 10

 G. Compliance with Agreements........................................... 11

 H. Current Public Information........................................... 11

 I. Reservation of Common Stock.......................................... 12

 J. Enforcement of Other Agreements...................................... 12

 K. Proprietary Rights................................................... 12

 L. Limited First Refusal Rights......................................... 12

 M. Qualified Small Business............................................. 13

 N. Unrelated Taxable Income............................................. 13

 O. Investments in United States Real Property Interests................. 14

4. Transfer of Restricted Securities..................................... 14
  ----------------------------------

5. Representations and Warranties of the Company......................... 14
  ----------------------------------------------

 A. Organization and Corporate Power..................................... 14

 B. Capital Stock and Related Matters.................................... 15

 C. Subsidiaries; Investments............................................ 16

 D. Authorization; No Breach............................................. 16

 E. Financial Statements................................................. 17

 F. Absence of Undisclosed Liabilities................................... 17

 G. No Material Adverse Change........................................... 17

 H. Absence of Certain Developments...................................... 17

 I. Assets............................................................... 19

 J. Tax Matters.......................................................... 19

 K. Contracts and Commitments............................................ 19

 L. Proprietary Rights................................................... 21

 M. Litigation, etc...................................................... 22

 N. Brokers.............................................................. 22

 O. Governmental Consent, etc............................................ 22

 P. Insurance............................................................ 23

 Q. Employees and ERISA.................................................. 23

 R. Compliance with Laws................................................. 23

 S. Affiliated Transactions.............................................. 24

 T. Disclosure........................................................... 24

 U. Disqualified Persons................................................. 24

 V. Closing Date......................................................... 24

6. Definitions........................................................... 24
  ------------

7. Miscellaneous......................................................... 26
  --------------

 A. Expenses............................................................. 26

 B. Remedies............................................................. 27

 C. Purchaser's Investment Representations............................... 27

 D. Treatment of the Preferred Stock..................................... 28

 E. Consent to Amendments................................................ 28

 F. Survival of Representations and Warranties........................... 29

 G. Successors and Assigns............................................... 29

 H. Capital and Surplus; Special Reserves................................ 29

 I. Severability......................................................... 29

 J. Counterparts......................................................... 30

 K. Descriptive Headings; Interpretation................................. 30

 L. Governing Law........................................................ 30

 M. Notices.............................................................. 30

 N. Understanding Among the Purchasers................................... 30

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of November 22, 1996, between Centennial Communications Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

     The parties hereto agree as follows:

1.        Authorization and Closing.

a.        Authorization of the Preferred Stock.   The Company shall authorize
the issuance and sale to the Purchasers of 5,670,851 shares of its Series B Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto. The Preferred
                                    ---------
Stock is convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

b. Purchase and Sale of the Preferred Stock. At each Closing (as defined below) the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $3.65 per share. The sale of Preferred Stock to each Purchaser shall constitute a separate sale hereunder.

c.        The Closing.   Any closing of the separate purchase and sales of the
Preferred Stock shall take place at such place and on such date as may be mutually agreeable to the Company and each Purchaser making a purchase of Preferred Stock. The initial closing (the "Initial Closing") shall take place at the offices of Holland & Hart LLP at 9:00 a.m. on November 22, 1996 or at such other place and on such other date as may be mutually agreeable to the Company and each Purchaser. Additional purchases may be made at a subsequent closing (the "Subsequent Closing," whether there are one or more such closings). (The Initial Closing and each Subsequent Closing are referred to as a "Closing.") At each Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominees name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account to be designated by the Company.

d.        Subsequent Closings.   At any time or times after the Initial Closing
until December 20, 1996 (the "Final Closing Date"), the Company may sell additional shares of Preferred Stock to additional purchasers (the "Additional Purchasers") on the same terms and conditions as such Preferred Stock is being sold to the Purchasers. If such additional sales are made, (i) a Supplementary Schedule of Purchasers listing the

Additional Purchasers and the number of shares of Preferred Stock being purchased by each will be prepared and (ii) the Additional Purchasers will sign counterpart signature pages to this Agreement, the Registration Agreement (as defined below) and the Stockholders Agreement (as defined below). The parties to this Agreement also agree to execute such documents and take all other actions necessary to permit the Additional Purchasers to become parties to this Agreement, the Registration Agreement and the Stockholders Agreement. At any Subsequent Closing the Company will deliver to the Additional Purchasers copies of all documents delivered at the Initial Closing.

2.        Conditions of Each Purchaser's Obligations at the  Closing.  The
--        ----------------------------------------------------------
obligation of each Purchaser to purchase and pay for the Preferred Stock at each Closing is subject to the satisfaction as of the Closing of the following conditions:

a. Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

b. Amended and Restated Certificate of Incorporation. The Company shall have duly adopted, executed and filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "Certificate of Incorporation"), and the Company shall not
---------
have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Incorporation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified.

c. Registration Agreement. The Company, the Purchasers and the holders of the Common Stock shall have entered into an amended and restated registration agreement in form and substance as set forth in Exhibit B attached hereto (the
                                                ---------
"Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

d. Stockholders Agreement. The Company, the Purchasers and each major holder of Common Stock shall have entered into an amended and restated stockholders agreement in form and substance set forth in Exhibit C attached
                                                          ---------
hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

e. Sale of Preferred Stock to Each Purchaser. The Company shall have sold to each Purchaser the Preferred Stock to be purchased by it hereunder at the Closing and shall have received payment therefor.

f. Blue Sky Clearances. The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

g. Disqualified Persons. The Company shall have provided Centennial Fund IV, L.P. ("Centennial IV") and Centennial Fund V, L.P. ("Centennial V") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial IV and Centennial V as required by their respective governing documents.

h. Opinion of the Company's Counsel. Each Purchaser shall have received from Cooley Godward LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit D attached hereto, which shall be addressed to each
                     ---------
Purchaser, dated the date of the Initial Closing and in form and substance reasonably satisfactory to each Purchaser.

i. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

i. an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2.A through 2.G., inclusive, have been fully satisfied;

ii. certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in paragraph 2.B., the issuance and sale of the Preferred Stock, the reservation of a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding shares of the Preferred Stock and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Certificate of Incorporation referred to in paragraph 2.B.;

iii. certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing;

iv. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky filings and waivers of all preemptive rights and rights of first refusal);

j. Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

k. Waiver. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by each Purchaser.

l. Expenses. The Company shall have reimbursed the Purchasers for the fees and expenses of their special counsel as provided in paragraph 7.A. hereof.

3.        Covenants.
--        ---------

a.        Financial Statements and Other Information .   The Company shall
deliver to each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and to each holder of at least 10% of the Underlying Common Stock:

i. as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

ii. as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

iii. within 90 days after the end of each fiscal year, audited consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiaries is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the

Company or any Subsidiaries exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

iv. promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

v. at least 30 days (but not more than 90 days) prior to the beginning of each fiscal year, (a) an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), (b) a five year strategic plan for the subsequent five fiscal years of the Company, and promptly upon preparation thereof any other significant budgets or plans prepared by the Company and any revisions of such annual or other budgets or five year strategic plan or other plans, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

vi. promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiaries (including the filing of any material litigation against the Company or any Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

vii. within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

viii. with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3.A. may reasonably request.

Each of the financial statements referred to in subparagraph (i), (ii) and (iii) shall fairly present the financial condition and results of operation as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     Notwithstanding the foregoing, the provisions of this paragraph 3.A. (other than 3.A(vii) shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3.A. all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Preferred Stock remains outstanding, the Company shall continue to deliver to each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and to each holder of at least 10% of the outstanding Preferred Stock the information specified in subparagraphs 3.A.(iii)(b) and 3.A.(vi).

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 3.A., 3.B. or 3.C. shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person (i) may, to the extent required by law, disclose such information in connection with the sale or transfer or proposed sale or transfer of any Preferred Stock or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, and (ii) may disclose such information to any partner, subsidiary, Affiliate (as defined below) or parent of such Person or to officers, directors or employees of the foregoing (provided that such persons are bound by a confidentiality provisions similar to those described herein) for the purpose of evaluating its investment in the Company so long as such partner, subsidiary, Affiliate or parent or such officer, director or employee is advised of the confidential nature of the information.

     If a Purchaser is requested to disclose any of the confidential information, and that Purchaser is advised by counsel that it must disclose such information or else stand liable for contempt or other penalty or censure, that Purchaser will promptly notify the Company of such request so that the Company may seek a protective order or other appropriate remedy. Each Purchaser agrees to cooperate with the Company, at the Company's expense, in its efforts to obtain such remedies, but this provision will not be construed to require a Purchaser to undertake litigation or other legal proceedings. If such protective order or other remedy is not promptly obtained, such information as, pursuant to the advice of counsel, is required to be disclosed may be disclosed.

     For purposes of paragraphs 3.A., 3.B. and 3.C. hereof, the term "Purchaser" shall include any partner of a Purchaser who received shares of Preferred Stock or Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

     For purposes of this Agreement and the Registration Agreement, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and Registration Agreement. "Affiliate" shall have the meaning set forth in Section 6 hereof and for purposes of meeting such threshold tests shall include Persons which have received distributions of securities from a partnership holding such securities.

b. Inspection of Property . The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any Underlying Common Stock) or any holder of at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided, however, the Company shall not be obligated to comply with the provisions of this Section 3.B with respect to a competitor of the Company or with respect to information which the board of directors determines in good faith is confidential and disclosure of which to the person requesting such information would be materially detrimental to the Company and should not, therefore, be disclosed. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

c. Attendance at Board Meetings . The Company shall give each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and each holder of at least 10% of the Underlying Common Stock written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be confirmed in writing to each such Person) and the Company shall permit a representative of each such Person to attend as an observer all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings; and provided further that the Company have the right to exclude the representatives from the entire meeting or portion thereof if attendance by the representative at such meeting or portion thereof or dissemination of such information would, in the reasonable determination of the board of directors compromise or adversely affect the attorney-client privilege (on the basis of an opinion of counsel to the Company) or result in a conflict of interest situation. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

d. Designation of Directors. The Company shall use its best efforts to cause the directors designated in the Stockholder Agreement to be elected to the board of directors.

e. Restrictions. (1) So long as any of the Preferred Stock remains outstanding, the Company shall not, without the consent of the holders of a majority of the Preferred Stock:

i. directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

ii. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Preferred Stock and the Company's Series A Preferred Stock (the "Series A Preferred Stock") pursuant to terms of the Certificate of Incorporation and except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors.

iii. enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than wireless communications and ancillary activities;

iv. become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Stockholders Agreement, the Registration Agreement, the Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on and making redemptions of the Preferred Stock and conversions of the Preferred Stock);

v. except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of the

Preferred Stock or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's bylaws or the Registration Agreement;

vi.       change the authorized size of its board of directors;

vii. increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plans above 10% of the number of shares of Common Stock outstanding on or before the Final Closing Date (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock and including all such employee stock options, other purchase rights and conversion rights outstanding on or before the Final Closing Date (the "Authorized Management Stock"), otherwise amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (the "Stock Option Agreements"), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans;

viii. use the proceeds from the sale of the Preferred Stock other than for wireless communication activities or such other activities as may be approved by the board of directors.

ix. except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features, (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional shares of Preferred Stock;

     (2) So long as any of the Preferred stock remains outstanding the Company shall not, without the consent of the holders of at least 70% (except as otherwise set forth below) of the Preferred Stock:

          (i) merge or consolidate with any Person or, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

          (ii) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of substantial assets or substantially all of its assets outside of the scope of the Company's business plan as approved by the board of directors in any transaction or series of related transactions, or sell or permanently dispose of any of its or any Subsidiary's Proprietary Rights;

          (iii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation) any reorganization into partnership form); provided that any reorganization in partnership form shall require the consent of the holders of at least 75% of the Preferred Stock;

          (iv) make or permit any Subsidiary to make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction;

          (v) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's Affiliates, except for normal arrangements on reasonable terms in the ordinary course of business;

          (vi) take any action which would adversely alter or change any of the rights, preferences or privileges of the Preferred Stock without the consent of the holders of at least 75% of the Preferred Stock.

f. Affirmative Covenants. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to (unless waived by the holders of a majority of the Preferred Stock):

i. at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

ii. maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

iii. pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

iv. comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

v. comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

          (1) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

          (2) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

          (3) enter into and maintain nondisclosure and noncompete agreements with its key employees in the form approved by the board of directors.

g.        Compliance with Agreements.  The Company shall perform and observe
(i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

h. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act, the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulations hereunder adopted by the Securities and Exchange Commission, or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

i. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable laws or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

j. Enforcement of Other Agreements. The Company shall enforce the provisions of the Stock Option Agreements.

k. Proprietary Rights. The Company shall, and shall cause each Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.

l.        Limited First Refusal Rights.

i. Except for the issuance of Common Stock (a) to the Company's employees as contemplated by paragraph 3.E.(1)(vii) hereof, (b) upon the conversion of the Preferred Stock and/or the Series A Preferred Stock, (c) in connection with issuance to non-Affiliates of the Company for consideration other than cash, (d) pursuant to a public offering registered under the Securities Act, (e) in connection with the acquisition of another business entity by the Company, (f) in connection with any stock split, stock dividend, or recapitalization or (g) to a lender or equipment lessor in connection with any loan or lease financing transaction, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each of the holders of Underlying Common Stock its "pro rata portion" of 75% of such stock or securities. A holder's "pro rata portion" shall equal the quotient determined by dividing (1) the number of shares of Common Stock and Underlying Common Stock held by each such holder by the (2) sum of the total number of shares of Underlying Common Stock and Common Stock held by all holders of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

          (1) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

          (2) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

          (3) The rights under this paragraph shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to an offering of Common Stock by the Company with an aggregate selling price of at least $20,000,000 and a price per share of at least $10.00 (as adjusted for stock splits, reverse stock splits, and similar recapitalizations); provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect.

m.        Qualified Small Business.  The Company qualifies as a "Qualified
Small Business" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") and covenants that, so long as any of the Shares of Underlying Common Stock are held by a Purchaser in whose hands shares of Underlying Common Stock are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code, it will use its best efforts to cause the shares of Underlying Common Stock to qualify as Qualified Small Business Stock.

n. Unrelated Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

o. Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) since the date of its incorporation. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such status.

4.        Transfer of Restricted Securities.
--        ---------------------------------

          (1) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

          (2) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the securities Act legend set forth in paragraph 7.C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7.C.

5.        Representations and Warranties of the Company.  As a material
--        ---------------------------------------------
inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants that:

a. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

b.        Capital Stock and Related Matters.

i. As of the Initial Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 6,400,000 shares of preferred stock, of which 352 shares shall be designated as Series A Preferred Stock (all of which shall be issued and outstanding) and 6,399,648 shares will be designated as Series B Preferred Stock (626,743 of which will be issued and outstanding) and (b) 16,000,000 shares of Common Stock, of which 3,502,500 shares shall be issued and outstanding and 6,400,352 shares shall be reserved for issuance upon conversion of the Preferred Stock. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except for the Preferred Stock and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

ii. There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement, an Amended and

Restated Initial Stockholders Agreement dated June 27, 1996, and the stock option agreements set forth on the Capitalization Schedule.

c. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of each Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

d. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the amendment and restatement of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the amended and restated Certificate of Incorporation (containing the Certificate of Designation) and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the filing of the amendment and restatement of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligations under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the amended and restated Certificate of Incorporation or the bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

e. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

i. the unaudited balance sheets of the Company as of December 31, 1995, for the twelve-month period then ended; and

ii. the unaudited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1996 (the "Latest Balance Sheet) for the ten-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition and results of operations at the dates and for the periods indicated, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).

f. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business which are not material individually or in the aggregate (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) (iii) other liabilities and obligations (including liabilities and obligations under executory contracts) expressly disclosed in the other Schedules to this Agreement and (iv) liabilities under executory contracts not required to be disclosed on the Contracts Schedule.

g. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole, except as set forth on the attached "Adverse Change Schedule."

h.        Absence of Certain Developments.

i. Except as expressly contemplated by this Agreement or as set forth on the attached "Development Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

(1) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

(2) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

(3) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

(4) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

(5) mortgaged or pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

(6) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any material debts or claims;

(7) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

(8) suffered any extraordinary losses or waived any right of material value, whether or not in the ordinary course of business or consistent with past practice;

(9) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(10) entered into any other material transaction, whether or not in the ordinary course of business;

(11) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

(12) made any charitable contributions or pledges;

(13) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance; or

(14) made any Investment in or taken steps to incorporate any Subsidiary.

ii. Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

i. Assets. Except as set forth on the "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all materials respects and are fit for use in the ordinary course of business.

j.        Tax Matters.  Except as set forth in the attached "Taxes Schedule":
the Company and each Subsidiary have filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have in all material respects paid all taxes owed by them and withheld and paid over all taxes which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; the federal income tax returns of the Company and its Subsidiaries have not been audited; and there are no pending questions or claims concerning the Company's or any Subsidiary's tax liability.

k.        Contracts and Commitments.

i. Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, neither the Company nor any Subsidiary is a party to any written or oral:

(1) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

(2) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

(3) contract under which the Company or a Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

(4) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its Subsidiaries;

(5)  guarantee of any obligation;

(6) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

(7) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

(8) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $150,000;

(9) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information;

(10) warranty agreement with respect to its services rendered or its products sold or leased;

(11) agreements under which it has granted any Person any registration rights (including piggyback rights);

(12) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee except employment agreements terminable at will;

(13) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; and

(14) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $150,000 annually.

ii. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract or commitment to which it is a party; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

iii. The Purchasers' special counsel has been supplied with a true and correct copy of each of the written contracts and an accurate description of the oral contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

l. Proprietary Rights. The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and
(iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary Rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries,
(ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others, and (iv) the conduct of the Company's and each Subsidiary's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

m. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiry as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

n. Brokers. Except as set forth on the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

o. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the attached "Consents Schedule."

p. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

q.        Employees and ERISA.

i. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

ii. Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees, copies of which have been provided to special counsel for the Purchasers.

iii. Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and neither the
Company nor any    Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in Section 3 of ERISA.

iv. Attached as Exhibit E is a copy of the Company's 1996 Stock Option Plan, and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement (the "Stock Option Agreements"). The Stock Option Agreements contain vesting provisions and give the Company a repurchase right and a right of first refusal to purchase shares of an optionee's Common Stock on the terms set forth therein. The repurchase right and right of first refusal can be assigned to the Investors.

r.        Compliance with Laws.  Except as set forth on the attached
"Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor the Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

s. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director or stockholder of the Company or any Subsidiary or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

t. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

u. Disqualified Persons. The Company has reviewed the attached "List of Disqualified Persons" dated as of October 1, 1996. None of the persons listed on the "List of Disqualified Persons" attached as Exhibit G has any direct or indirect holdings (included expected holdings after the sale of the Preferred Stock) in the Company.

v. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of each Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

6.        Definitions.  For purposes of this Agreement, the following terms have
--        -----------
the meanings set forth below:

     "Affiliate" of any particular person or entity means any other person or
      ---------
entity controlling, controlled by or under common control with such particular person or entity.

     "Indebtedness" means all indebtedness for borrowed money (including
      ------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Investment" as applied to any Person means (i) any direct or indirect
      ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Officer's Certificate" means a certificate signed by the Company's
      ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Proprietary Rights" means all (i) patents, patent applications, patent
      ------------------
disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Restricted Securities" means (i) the Preferred Stock issued hereunder,
      ---------------------
(ii) the Common Stock issued upon conversion of Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or
(ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7.C. have been delivered by the Company in accordance with paragraph 4.(ii). Whenever any particular securities cease to be

Restricted Securities, the holder thereof shall be entitled to like tenor not bearing a Securities Act legend of the character set forth in paragraph 7.C.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended, or any similar federal law the in force.

     "Securities and Exchange Commission" includes any governmental body or
      ----------------------------------
agency succeeding to the functions thereof.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Underlying Common Stock" means (i) the Common Stock issued or issuable
      -----------------------
upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise, regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

7.        Miscellaneous.
--        -------------

a. Expenses. The Company agrees to pay, and hold each Purchaser and all holders of Preferred Stock and Underlying Common Stock harmless against liability for the payment of, (i) the reasonable out-of-pocket expenses of the Investors incurred in connection with the transactions contemplated hereby, including due diligence, and preparation and negotiation of the terms, (ii) the fees (not to exceed $30,000, provided that no material unforeseen issues or conditions arise) and expenses of (a) Holland & Hart, special counsel to the Investors, and (b) Crest International Holdings, LLC (not to exceed $10,000 of such $30,000) arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, (iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock, (v) the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and
(vi) the reasonable fees and expenses incurred at the request of the Company by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

b.        Remedies.

i. Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

ii. The Company agrees to indemnify and hold the Purchasers harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Certificate of Incorporation or the other agreements contemplated hereby.

c. Purchaser's Investment Representations. Each Purchaser, as to itself only, hereby represents that:

i. it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act;

ii. it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on _____________, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented to the conditions specified in the Purchase Agreement, dated as of _____________, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

iii. it understands that it must bear the economic risk of the investment in the Restricted Securities for an indefinite period of time because the Restricted Securities have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; and

iv. the execution, delivery and performance by such Purchaser of this Agreement and all other agreements to which such Purchaser is a party have been duly authorized by such Purchaser and each constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms.

d. Treatment of the Preferred Stock. The Company covenants and agrees that so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (i) it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

e. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock, or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Preferred Stock or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder of Preferred Stock or Underlying Common Stock granting its consent hereunder equivalent consideration computed on a pro rata basis.

f.        Survival of Representations and Warranties.   All representations and
warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

g. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

h. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Preferred Stock.

i. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

j. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

k. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

l. Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Colorado.

m. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address listed below:

               Centennial Communications Corp.
               1600 Wynkoop, Suite 300
               Denver, CO  80202
               Attention:  President

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

n. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that neither Centennial IV nor Centennial V has not acted as an agent of such Purchaser in connection with making its investment hereunder and that neither Centennial IV nor Centennial V shall be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                          CENTENNIAL COMMUNICATIONS CORP.



                                          By:  /s/ Jeff E. Rhodes
                                             -------------------------------
                                          Title:____________________________

CENTENNIAL FUND IV, L.P.                            TELECOM PARTNERS, L.P.
By:  Centennial Holdings, IV, L.P.
Its:  General Partner

                                          By: /s/ Stephen W. Schovee
                                             -------------------------------
                                          Title:  Managing Member of the General
By:  /s/ Adam Goldman                               Partner
   -------------------------------
Title:  General Partner

CENTENNIAL FUND V, L.P.                   CENTENNIAL ENTREPRENEURS FUND V, L.P.
By:  Centennial Holdings V, L.P.          By:  Centennial Holdings V, L.P.
Its:  General Partner                     Its: General Partner


By:  /s/ Adam Goldman                     By: /s/ Adam Goldman
   -------------------------------           -------------------------------
Title:  General Partner                   Its: General Partner

CREST FUNDING PARTNERS, L.P.              BOULDER VENTURES, L.P.

By:  /s/ Crest Partners (I) L.C.C.
   -------------------------------
Its:  General Partner
    ------------------------------
By:  [illegible signature]                By:  /s/ Kyle Lefkoff
   -------------------------------           -------------------------------
                                          Title:  Partner
                                                ----------------------------

TRAILHEAD VENTURES, L.P.
By:  Wind River Partners


By:  /s/ William D. Stanfill              /s/ Bill Elsner
   --------------------------------       -----------------------------------
Title:  General Partner                   Bill Elsner
GC&H INVESTMENTS

By:________________________________
Title:_____________________________



/s/ Robert McKenzie                       /s/ Jeff E. Rhodes
-----------------------------------       -----------------------------------
Robert McKenzie                           Jeff E. Rhodes


                                          CENTENNIAL HOLDINGS, INC.

                                          By:/s/ Adam Goldman
                                             --------------------------------
                                          Name: Adam Goldman
                                          Title: Senior Vice President


                                          MGVF II, Ltd.

                                          By:/s/ [illegible signature]
                                             --------------------------------
                                          General Partner


                                          BANCBOSTON VENTURES INCORPORATED

                                          By:/s/ [illegible signature]
                                             --------------------------------
                                          Assistant Vice President
                                          Title:


                                          CREST SMR, L.L.C.

                                          By:/s/ Crest Partners (I) LLC
                                             --------------------------------
                                          Its:Managing Member
                                             --------------------------------
                                          By: [illegible signature]
                                             --------------------------------

                            KYLE LEFKOFF*
                            By:/s/ Kyle Lefkoff

                            *as attorney in fact for the following Purchasers:
                            Larry Macks
                            Jurassic Ltd.
                            Josh Fidler
                            Morty Macks
                            Will's Wei Corp.
                            Robert Lemle
                            Caruthers Family LLC
                            Tim Snipes
                            Ramer 1990 Living Trust
                            Groupe Schneider Securities
                            JLS LLC
                            Doug Ramer
                            Trisun Financial, LLC
                            Eric Becker
                            Slade, Inc.
                            250 Venture Capital Associates

                            SCHEDULE OF PURCHASERS


         Name and Address              No of Shares of             Total Purchase  Price
                                       Preferred Stock             for Preferred Stock
Telecom Partners, L.P.                             68,493            $   250,000.00
1428 15th Street
Denver, Colorado 80202

Centennial Fund IV, L.P.                          274,000              1,000,100.00
1428 15th Street
Denver, Colorado  80202

Centennial Fund V, L.P.                         2,422,600              8,842,490.00
1428 15th Street
Denver, Colorado  80202

Centennial Entrepreneurs Fund V,                   43,160                157,534.00
L.P.
1428 15th Street
Denver, Colorado  80202

Centennial Holdings, Inc.                          59,726                218,000.00
1428 15th Street
Denver, CO 80202

Crest Funding Partners, L.P.                      700,000              2,555,000.00
320 Park Avenue, 17th Floor
New York, NY 10022

CREST SMR, L.L.C.                                 669,863              2,445,000.00
320 Park Avenue, 17th Floor
New York, NY  10022

Larry Macks                                        13,698                 50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

                            Schedule of Purchasers

  Name and Address                  No of Shares of        Total Purchase  Price
                                     Preferred Stock       for Preferred Stock

Jurassic Ltd.                                       9,863              36,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Josh Fidler                                        13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Morty Macks                                        13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Will's Wei Corp.                                   13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Robert Lemle                                       13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Caruthers Family LLC                               13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Tim Snipes                                          6,849              25,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Ramer 1990 Living Trust                            13,698              50,000.00
c/o Kyle Lefkoff

                            Schedule of Purchasers

  Name and Address                  No of Shares of        Total Purchase  Price
                                     Preferred Stock       for Preferred Stock

1634 Walnut St., Suite 301
Boulder, CO  80302

Groupe Schneider Securities                        10,958              40,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

JLS LLC                                             8,219              30,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Doug Ramer                                          6,849              25,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Trisun Financial, LLC                              13,698              50,000.00
(Sarah Bank Trust)
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Eric Becker                                        13,698              50,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

Slade, Inc.                                         6,849              25,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO  80302

250 Venture Capital Assoc.                          8,219              30,000.00
c/o Kyle Lefkoff
1634 Walnut St., Suite 301

                            Schedule of Purchasers

  Name and Address                  No of Shares of        Total Purchase  Price
                                     Preferred Stock       for Preferred Stock


Boulder, CO 80302

Jeff E. Rhodes                                     16,438              60,000.00
1600 Wynkoop, Suite 300
Denver, CO  80202

Robert McKenzie                                    10,000              36,500.00
60 Kearney Street
Denver, Colorado  80220

William Elsner                                     20,000              73,000.00
83 Glenmoor Place
Englewood, Colorado  80110

Trailhead Ventures, L.P.                          136,986             500,000.00
730 17th Street, Suite 690
Denver, CO  80202

MGVF II, Ltd.                                     205,479             750,000.00
1200 Smith St., Suite 3400
Houston, TX 77002

Boulder Ventures, L.P.                             41,100             150,015.00
1634 Walnut Street
Boulder, Colorado  80202

BancBoston Ventures Incorporated                  821,918           3,000,000.00
100 Federal St., 32nd Floor
Boston, MA  02110

TOTAL:                                          5,670,851         $20,698,639.00

                            Schedule of Purchasers

                                LIST OF EXHIBITS



Exhibit A  Certificate of Incorporation

Exhibit B  Registration Agreement

Exhibit C  Stockholders Agreement

Exhibit E  Opinion of Counsel

Exhibit F  Stock Option Agreements

Exhibit G  List of Disqualified Persons


                               List of Exhibits

               [LETTERHEAD OF JAMES C.T. LINFIELD APPEARS HERE]


November 22, 1996

To the Purchasers
of Series B Preferred Stock
of Centennial Communications Corp.
listed on Schedule A hereto

Ladies and Gentlemen:

We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale of 626,743 shares of the Company's Series B Preferred Stock (the "Shares") to you under the Purchase Agreement dated as of November 22, 1996 (the "Agreement"). We are rendering this opinion pursuant to Section 2.H of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters (but not legal conclusions) contained in and made pursuant to the Agreement, the Amended and Restated Registration Agreement and the Amended and Restated Stockholders Agreement (together with the Amended and Restated Registration Agreement, the "Related Agreements") by and among the various parties, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Related Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all

To the Purchasers of Series B Preferred
November 22, 1996
Page Two


documents you were to receive under the Agreement; that the Agreement and the Related Agreements are obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Agreement and the Related Agreements that would modify or interpret the terms of the Agreement or the Related Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 5 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business, is qualified to do business in the State of Colorado, and to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

To the Purchasers of Series B Preferred
November 22, 1996
Page Three


3. The Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under Section 6 of the Registration Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Amended and Restated Certificate of Incorporation (the "Restated Certificate") has been duly and validly authorized, executed and filed with the Delaware Secretary of State and does not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

5. The Company's authorized capital stock consists of (a) sixteen million (16,000,000) shares of Common Stock, of which three million five hundred two thousand five hundred (3,502,500) shares are issued and outstanding, and (b) six million four hundred thousand (6,400,000) shares of Preferred Stock, of which three hundred fifty-two (352) shares have been designated Series A Preferred Stock, all of which are issued and outstanding, and six million three hundred ninety-nine thousand six hundred forty-eight (6,399,648) shares have been designated Series B Preferred Stock, none of which were outstanding prior to the Closing. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Restated Certificate. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon conversion of the Shares in accordance with the Restated Certificate, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, except as disclosed in the Agreement or the Disclosure Schedules thereto, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized

To the Purchasers of Series B Preferred
November 22, 1996
Page Four


but unissued capital stock of the Company, other than (i) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and (ii) rights created in connection with the transactions contemplated by the Agreement and the Related Agreements.

6. The execution and delivery of the Agreement and the Related Agreements by the Company and the offer and sale of the Shares pursuant thereto do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement and the Related Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for the filing of a Form D with the U.S. Securities and Exchange Commission.

9. Based in part upon the representations of the Purchasers contained in the Agreement, the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933 and the qualification requirements of the Colorado Securities Act, each as amended to date.

To the Purchasers of Series B Preferred
November 22, 1996
Page Five


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,


COOLEY GODWARD LLP


By _________________________
     James C.T. Linfield

               [LETTERHEAD OF JAMES C.T. LINFIELD APPEARS HERE]


December 16, 1996

To the Purchasers
of Series B Preferred Stock
of Centennial Communications Corp.
listed on Schedule A hereto

Ladies and Gentlemen:

We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale of 5,044,108 shares of the Company's Series B Preferred Stock (the "Shares") to you under the Purchase Agreement dated as of November 22, 1996 (the "Agreement").
We are rendering this opinion pursuant to Section 2.H of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters (but not legal conclusions) contained in and made pursuant to the Agreement, the Amended and Restated Registration Agreement and the Amended and Restated Stockholders Agreement (together with the Amended and Restated Registration Agreement, the "Related Agreements") by and among the various parties, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Related Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all

To the Purchasers of Series B Preferred
December 16, 1996
Page Two


documents you were to receive under the Agreement; that the Agreement and the Related Agreements are obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Agreement and the Related Agreements that would modify or interpret the terms of the Agreement or the Related Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the securities laws of the State of Massachusetts, the State of Texas and the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to the securities laws of the State of Massachusetts, the State of Texas and the State of New York, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations. Neither a special ruling of such authority nor an opinion of counsel in such jurisdiction has been obtained. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 5 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

To the Purchasers of Series B Preferred
December 16, 1996
Page Three


2. The Company has the requisite corporate power to own its property and assets and to conduct its business, is qualified to do business in the State of Colorado, and to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3. The Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under Section 6 of the Registration Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Amended and Restated Certificate of Incorporation (the "Restated Certificate") has been duly and validly authorized, executed and filed with the Delaware Secretary of State and does not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

5. The Company's authorized capital stock consists of (a) sixteen million (16,000,000) shares of Common Stock, of which three million five hundred two thousand five hundred (3,502,500) shares are issued and outstanding, and (b) six million four hundred thousand (6,400,000) shares of Preferred Stock, of which three hundred fifty-two (352) shares have been designated Series A Preferred Stock, all of which are issued and outstanding, and six million three hundred ninety-nine thousand six hundred forty-eight (6,399,648) shares have been designated Series B Preferred Stock, six hundred twenty-six thousand seven hundred forty-three (626,743) of which were outstanding prior to the Second Closing. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Restated Certificate. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon conversion of the Shares in accordance with the Restated Certificate, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, except as disclosed in the Agreement or the Disclosure Schedules thereto, there are no options, warrants, conversion privileges, preemptive rights or other

To the Purchasers of Series B Preferred
December 16, 1996
Page Four


rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (i) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and (ii) rights created in connection with the transactions contemplated by the Agreement and the Related Agreements.

6. The execution and delivery of the Agreement and the Related Agreements by the Company and the offer and sale of the Shares pursuant thereto do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement and the Related Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for the filing of a Form D with the United States Securities and Exchange Commission.

9. Based in part upon the representations of the Purchasers contained in the Agreement, the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933 and the qualification or registration requirements of the Colorado Securities Act, the Texas Securities Act of 1957, the Massachusetts Uniform Securities Act and the New York Blue Sky Law, each as amended to date.

To the Purchasers of Series B Preferred
December 16, 1996
Page Five


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,


COOLEY GODWARD LLP


By _________________________
     James C.T. Linfield

                                                           As of October 1, 1996

                         LIST OF DISQUALIFIED PERSONS
                         ----------------------------

Foundation Trustees
-------------------

Susan V. Berresford
         Jeremy Vail Stein

Frances D. Fergusson
         Michael Moohr (spouse)

Kathryn S. Fuller
         Stephen Paul Doyle (spouse)
         Sarah Elizabeth Taylor
         Michael Stephen Doyle
         Matthew Scott Doyle

Robert D. Haas
         Colleen Gershon Haas (spouse)
         Elise Kimberly Haas

Sir Christopher Hogg
         Lady Anne Hogg (spouse)
         Catherine Hogg
         Cressida Hogg

Wilmot G. James
         Gabreile Eva James (spouse)

Vernon E. Jordan, Jr.
         Ann Jordan (spouse)
         Vickee Jordan Adams
         Barry Monroe Adams

David T. Kearns
         Shirley Virginia Kearns (spouse)
         D. Todd Kearns, Jr.
         Susan Kearns Alderman
         Michael Alderman
         Elizabeth Kearns Krame
         Scott Krame
         Anne Kearns Fields
         Jack Fields
         Andrew Cox Kearns
         Elizabeth Kearns Young
         Van Young

Wilma P. Mankiller
         Charlie Soap (spouse)
         Gina Olaya
         Felicia Swake

Yolanda T. Moses
         James Bawek (spouse)
         Antonia Bawek
         Shana Bawek

Luis G. Nogales
         Rosita Nogales (spouse)
         Alicia Fipp Nogales
         Maria Christina Nogales

Olusegun Obasanjo
         Stella Obasanjo (spouse)

Henry B. Schacht
         Nancy Godfrey Schacht (spouse)
         James G. Schacht
         Laura B. Schacht Bilieie
         George William Bilieie, Jr.
         Jane S. Schacht Moray
         David Moray
         Benjamin Brewer Moray
         Mary B. Schacht

M.S. Swaminathan
         Mina Swaminathan (spouse)
         Soumya Swaminathan
         Madhura Swaminathan
         V.K. Ramachandran
         Nitya Swaminathan

Ratan Naval Tata

Carl Weisbrod
         Jody Adams (spouse)
         Billy Weisbrod

Foundation Officers
-------------------

Alison Bernstein
        Beverly Bernstein (parent)
        Emma Brown-Bernstein
        Julia Brown-Bernstein

Robert Curvin
        Patricia Curvin (spouse)
        Frank Curvin
        Nicole Curvin

Nancy Feller
        Michael Feller (spouse)
        Jason Feller
        Benjamin Feller
        Katherine Feller

Barry D. Gaberman
        Macky Gaberman (parent)
        Barbara Gordon (parent)
        Joan Gaberman (spouse)
        Brynn Gaberman
        Denise Gaberman

Nicholas Gabriel
        Lillian Gabriel (spouse)
        James Gabriel
        Michele Gabriel
        Evan Gabriel

Melvin Oliver
        Suzanne Loth Oliver (spouse)

Bradford Smith
        Virginia Botelho (spouse)

Linda B. Strumpf
        Jonathan A. Strumpf (spouse)

Barron M. Tenny
        Ursula Tenny (spouse)
        Daniel Bentele Tenny
        Susanna Tenny

The Ford Family
---------------
(Henry Ford) m. (Clara Bryant Ford)
          (Edsel Ford) m. (Eleanor Clay Ford)
                         (Henry Ford II) m. Kathleen Ford
                                Charlotte Ford
                                        Elena Ford
                                              Charlotte Anne Ford-Olender
                                Anne Ford
                                       Alessandro Uzielli
                                       Allegra Uzielli
                                Edsel Bryant Ford m. Cynthia Layne Neskow Ford
                                       Henry Ford III
                                       Calvin Robert Ford
                                       Stewart Spencer Ford
                                       Albert Bishop Ford
                         (Benson M. Ford) m. (Edith M. Ford)
                                Benson Ford, Jr. m Lisa Adams Ford
                                Lynn McNaughton Ford Alandt m. Paul Alandt
                         Josephine Ford m.(Walter B. Ford II)
                                 Walter B. Ford III
                                       Bridget Monroe Ford
                                       Lindsey Zedar Ford
                                       Wendy Bryant Ford
                                       Barbara Buhl Ford
                                Eleanor Ford Bourke m. Frederic A. Bourke, Jr.
                                       Frederic A. Bourke III m.
                                       Allison K. Bourke
                                             Frederic A. Bourke IV
                                             Leses K. Bourke
                                       Eleanor F. Bourke
                                       Denis Michael Bourke
                                       Josephine Ford Ingle m. John Ingle, Jr.
                                       Jason W. Ingle
                                       Julie Caroline Ingle
                                       John W. Ingle III
                                       Josephine Clay Ingle
                                Albert Brush Ford m. Shamila Ford
                                       Amrita Virginia Ford
                                       Anisha B. Ford
                           William Clay Ford m. Martha Firestone Ford
                                Martha Ford Morse m. Peter c. Morse
                                       Peter Clay Morse
                                       Lisa Dillon Morse
                                Sheila Ford Hemp m. Steven Hamp
                                       Michael Ford Hamp
                                       Christopher Firestone Hamp
                                       Peter Kautz Hamp
                                William Clay Ford, Jr. m. Lisa V. Ford
                                       Eleanor Clay Ford
                                       Alexandra Bryant Ford
                                       William Clay Ford III
                                Elizabeth Hudson Ford m. Charles P. Konmlis II
                                       Eliza Hudson Konmlis
                                       Jeffrey Ford Konmlis

(deceased)

FORD MOTOR COMPANY
FORD MOTOR COMPANY FUND

================================================================================
                        INDEX of DOMESTIC SUBSIDIARIES
--------------------------------------------------------------------------------
1st Nationwide Network, Inc., (DE)
3000 Schaefer Road Company, (MI)
5850 Corporation, (CO)
6805 Corporation, (CO)
AFC Securities Inc., (DE)
AFSC Agency, Inc., (AR)
AFSC Agency, Inc., (AZ)
AFSC Agency, Inc., (CA)
AFSC Agency, Inc., (DE)
AFSC Agency, Inc., (HI)
AFSC Agency, Inc., (ID)
AFSC Agency, Inc., (KY)
AFSC Agency, Inc., (LA)
AFSC Agency, Inc., (MS)
AFSC Agency, Inc., (MT)
AFSC Agency, Inc., (NC)
AFSC Agency, Inc., (NM)
AFSC Agency, Inc., (NV)
AFSC Agency, Inc., (SD)
AFSC Agency, Inc., (VA)
AFSC Agency, Inc., (WA)
AFSC Agency, Inc., (WY)
AFSC Insurance Company, Inc., (IN)
Airlease Ltd (Partnership), (CA)
Airlease Management Services, Incorporated, (DE)
Alinco Life Insurance Company, (IN)
Allied Financial Services Insurance Agency, Inc., (MA)
American Renaissance Insurance Company, (AZ)
American Road Services Company, (DE)
Aries Technology, (DE)
Aspen Hills, Inc., (TX)
Assembly Plant Material Services, Inc., (DE)
Associates Auto Club Services, Inc., (IN)
Associates Bancorp, Inc., (DE)
Associates Capital Services Corporation of New Jersey
Associates Capital Services Corporation, (IN)
Associates Commercial Corporation of Delaware
Associates Commercial Corporation, (AL)
Associates Commercial Corporation, (DE)
Associates Commercial Finance Corporation, (DE)
Associates Commerical Leasing Company, Inc., (DE)
Associates Consumer Discount Company, (PA)
Associates Consumer Money Order, Inc., (DE)
Associates Corporation of North America (A Texas Corporation)
Associates Corporation of North America, (DE)
Associates Credit Card Services of Delaware, Inc.
Associates Credit Card Services, Inc., (CA)
Associates Discount Corporation of Delaware, Inc.
Associates Diversified Insurance Services, Inc., (CA)
Associates Diversified Services, Inc., (TX)
Associates Diversified Services, Inc., (DE)

Associates Express Company, Inc., (IN)
Associates Finance, Inc., (IA)
Associates Finance, Inc., (IL)
Associates Financial Life Insurance Company of Nevada
Associates Financial Life Insurance Company of Texas
Associates Financial Life Insurance Company, (TN)
Associates Financial Services Company of Alabama, Inc.
Associates Financial Services Company of America Inc., (KS)
Associates Financial Services Company of Arizona, Inc.
Associates Financial Services Company of California, Inc.
Associates Financial Services Company of Colorado, Inc.
Associates Financial Services Company of Connecticut, Inc.
Associates Financial Services Company of Delaware, Inc.
Associates Financial Services Company of Dover, Inc.
Associates Financial Services Company of Florida, Inc.
Associates Financial Services Company of Hawaii, Inc.
Associates Financial Services Company of Idaho, Inc.
Associates Financial Services Company of Indiana, Inc.
Associates Financial Services Company of Iowa, Inc.
Associates Financial Services Company of Kansas, Inc.
Associates Financial Services Company of Kentucky, Inc.
Associates Financial Services Company of Maryland, Inc.
Associates Financial Services Company of Massachusetts, Inc.
Associates Financial Services Company of Michigan, Inc.
Associates Financial Services Company of Mississippi, Inc.
Associates Financial Services Company of Missouri, Inc.
Associates Financial Services Company of Montana, Inc.
Associates Financial Services Company of Nebraska, Inc.
Associates Financial Services Company of Nevada, Inc.
Associates Financial Services Company of New Castle Inc., (DE)
Associates Financial Services Company of New Hampshire, Inc.
Associates Financial Services Company of New Jersey, Inc.
Associates Financial Services Company of New Mexico, Inc.
Associates Financial Services Company of New York, Inc.
Associates Financial Services Company of North Carolina, Inc.
Associates Financial Services Company of North Dakota, Inc.
Associates Financial Services Company of North Wilmington, Inc. (DE) Associates Financial Services Company of Ogden, Inc., (UT)
Associates Financial Services Company of Ohio, Inc.
Associates Financial Services Company of Oklahoma, Inc.
Associates Financial Services Company of Oregon, Inc.
Associates Financial Services Company of Rhode Island, Inc.
Associates Financial Services Company of South Carolina, Inc.
Associates Financial Services Company of South Dakota, Inc.
Associates Financial Services Company of Tennessee, Inc., (IN)
Associates Financial Services Company of Texas, Inc.
Associates Financial Services Company of Utah, Inc.
Associates Financial Services Company of Virginia, Inc.
Associates Financial Services Company of Washington, Inc.
Associates Financial Services Company of West Virginia, Inc.
Associates Financial Services Company of Wisconsin, Inc.
Associates Financial Services Company of Wyoming, Inc.

Associates Financial Services Company, Inc., (AL)
Associates Financial Services Company, Inc., (DE)
Associates Financial Services Corporation of Boone County., (KY) Associates Financial Services Corporation of Bowling Green, (KY) Associates Financial Services Corporation of Lexington., (KY) Associates Financial Services Corporation, (GA)
Associates Financial Services Corporation, (IN)
Associates Financial Services Corporation, (KY)
Associates Financial Services Corporation, (NJ)
Associates Financial Services Corporation, (OH)
Associates Financial Services Corporation, (RI)
Associates Financial Services of America, Inc., (AZ)
Associates Financial Services of America, Inc., (CT)
Associates Financial Services of America, Inc., (DE)
Associates Financial Services of America, Inc., (FL)
Associates Financial Services of America, Inc., (GA)
Associates Financial Services of America, Inc., (LA)
Associates Financial Services of America, Inc., (MA)
Associates Financial Services of America, Inc., (MO)
Associates Financial Services of America, Inc., (NC)
Associates Financial Services of America, Inc., (NH)
Associates Financial Services of America, Inc., (VA)
Associates Financial Services of America, Inc., (WA)
Associates Financial Services of America, Inc., (WV)
Associates Financial Services, Inc., (AZ)
Associates First Capital Corporation, (DE)
Associates First Capital Mortgage Corporation, (FL)
Associates First National Corporation, (DE)
Associates Industrial Loan Company, (MN)
Associates Insurance Company, (IN)
Associates Insurance Group, Inc., (DE)
Associates International Holdings Corporation, (NY)
Associates International Management Company, (DE)
Associates Investment Company, (DE)
Associates Investment Corporation, (UT)
Associates Leasing Corporation of Indiana
Associates Leasing, Inc., (IN)
Associates Life Insurance Group, Inc., (DE)
Associates Lloyds Insurance Company, (TX)
Associates Management Corporation, (DE)
Associates Mortgage Company, (KY)
Associates Mortgage Corporation, (NV)
Associates National Bank, (DE)
Associates National Mortgage Corporation, (DE)
Associates Real Estate Financial Services Company Inc., (DE) Associates Relocation Management Company of Delaware
Associates Relocation Management Company of New Jersey Associates Relocation Management Company of Texas
Associates Relocation Management Company, Inc., (CO)
Associates World Capital Corporation, (DE)
Associates/Trans-National Leasing, Inc., (DE)
AT&T Automotive Services, Inc., (DE)

AT&T Fleet Services, (DE)
Atlantic Automotive Components, A Michigan Partnership
AutoAlliance International, Inc.
Autolatina America, Inc., (DE)
Automotive Polymer Based Composites Joint Research and Development, (MI) Bancinsure Corporation of Wyoming
Bancinsure Corporation, (CA)
Beech Holdings, (DE)
Best Impression Copy Services, Inc., (CA)
Bloomfield Mortgage Corporation, (MI)
Capco Claim Service, Inc., (IL)
Capco General Agency, Inc., (IL)
Capco General Agency, Inc., (IN)
Capco General Agency, Inc., (MI)
Capco General Agency, Inc., (NY)
Capco General Agency, Inc., (VA)
Capital Insurance Agency, Inc., (KY)
Capricorn Investors Limited Partnership, (DE)
Cardinal Mortgage Corporation, (OH)
Cardinal Redevelopment Corporation, (MO)
Carlex Glass Company, (DE)  Partnership
Carnegie Group, Inc., (DE)
Ceradyne, Inc., (DE)
Chase Manhattan Leasing Company (Michigan) Inc.
Cimflex Teknowledge Corporation, (PA)
Clark Credit Corporation, (MI)
Clark Rental Systems, Inc., (MI)
Colrad Development Corporation, (CO)
Columbia Fairfield, Inc., (FL)
Columbia Investment Services, Inc., (CO)
Columbia Savings, A Federal Savings and Loan Association
Commercial Guaranty Insurance Company, (DE)
Conix Corporation, (DE)
Cummins Engine Company, Inc., (IN)
Dearborn Capital Corporation, (DE)
Detroit Downtown Development Corporation, (DE)
Dobco Life Insurance Company, (AZ)
Dove Appraisal Service, Inc., (CA)
Dove Appraisal Service, Inc., (CO)
Dove Escrow Co., (CA)
Dove Escrow of Arizona, Inc.
Dove Escrow of Hawaii, Inc.
Dove Escrow of New Mexico, Inc.
Dove Escrow of Oregon, Inc.
Dove Escrow of Washington, Inc.
Dunlop Automotive Composites Inc., (DE)
E.N. One, Inc., (LA)
E.P.M. 83-10, Inc., (CO)
East Coast Transportation, Incorporated, (SC)
Edelson Technology Partners II, (DE)
Enviromental Science Research and Development Partnership, (MI)
Environ, Inc., (DE)

Equity Plaza, Inc., (NJ)
Estates at Gleneagle, Inc., (CO)
Evergreen Valley Development Corp., (OH)
Excel Industries Inc., (IN)
Executive Ventures, Ltd., (DE)
E.V.F., Inc., (FL)
Fairlane Golf, Inc., (DE)
Fairlane Life Insurance Company, (AZ)
Fairtel Associates, (MI)
Family Financial Services, Inc., (AL)
Family Financial Services, Inc., (FL)
FC Holdings, Inc., (DE)
First Family Financial Services Inc., (FL)
First Family Financial Services Management Corp., (GA)
First Family Financial Services of Georgia, Inc., (GA)
First Family Financial Services, Inc., (AL)
First Family Financial Services, Inc., (GA)
First Family Financial Services, Inc., (IN)
First Family Financial Services, Inc., (LA)
First Family Financial Services, Inc., (MS)
First Family Financial Services, Inc., (NC)
First Family Financial Services, Inc., (SC)
First Family Financial Services, Inc., (TN)
First Family Home Equity, Inc., (FL)
First Family Home Equity, Inc., (NC)
First Insurance Agency, Inc., (KY)
First Nationwide Bank, A Federal Savings Bank
First Nationwide Building Owners Association, (CA)
First Nationwide Financial Corporation, (DE)
First Ohio Service Corporation
First Prudential Corporation, (MO)
First Western Mortgage Corporation of Illinois
FN Investment Center of New York, Inc.
FN Investment Center, Inc., (CA)
FN Projects, Inc., (CA)
FNB Mortgage Corp. (CA)
FNS Corporate Funding, Inc., (CA)
FNS Mortgage Corp., (CA)
Ford Asia-Pacific, Inc., (DE)
Ford Auto Club, Inc., (DE)
Ford Automotive Components Operations, Inc. (DE)
Ford Colorado Properties, Inc., (DE)
Ford Communications, Inc., (DE)
Ford Consumer Discount Company, (PA)
Ford Consumer Finance Company, Inc., (NY)
Ford Consumer Finance Industrial Loan Company, (MN)
Ford Consumer Loan Corporation, (DE)
Ford Credit Auto Receivables Corporation, (DE)
Ford Direct Markets, Inc., (DE)
Ford Electronics and Refrigeration Corporation, (DE)
Ford Equipment Leasing Company, (DE)
Ford Financial Services, Inc., (DE)

Ford Glass and Metal, Inc., (DE)
Ford Holdings, Inc., (DE)
Ford International Business Development, Inc., (DE)
Ford International Capital Corporation, (DE)
Ford International Export Sales (Asia-Pacific Region) Inc., (DE)
Ford International Finance Corporation, (DE)
Ford International Services, Inc., (DE)
Ford Investment Partnership, A Michigan Partnership
Ford Leasing Development Company, (DE)
Ford Life Insurance Company, (MI)
Ford Microelectronics, Inc., (DE)
Ford Mortgage Investment Corporation, (OH)
Ford Motor Credit Company, (DE)
Ford Motor Dealership Facilities Company, (DE)
Ford Motor Land Development Corporation, (DE)
Ford Motor Land Services Corporation, (DE)
Ford Motor Properties, Inc., (DE)
Ford New Holland Credit Company, (DE) (Partnership)
Ford of Europe Incorporated, (DE)
Ford Overseas Services Corporation, (DE)
Ford Plastic and Trim Products International, Incorporated, (DE)
Ford Supercomputers, Inc., (DE)
Fordson Coal Company, (DE)
Fruehauf Finance Company, (MI)
Geometric Results Incorporated, (DE)
Ghia, Inc., (DE)
Great Dane Finance Company, (DE)
Greenfield Properties, Inc., (DE)
HCM Claim Investigations, Inc., (CA)
HCM Marketing Corporation, (DE)
Henry Ford Village, Inc., (MI)
Hertz Claim Management Corporation, (DE)
Hertz Equipment Rental Corporation, (DE)
Hertz Equipment Rental International, Ltd., (DE)
Hertz Executive Marketing Services, Incorporated, (DE)
Hertz International, Limited, (DE)
Hertz Realty Corporation, (DE)
Hertz System, Incorporated, (DE)
Hertz Technologies, Inc., (DE)
Hertz Transporting, Incorporated, (DE)
Hertz Van Pool Leasing, Incorporated, (DE)
Hertz Vehicle Sales Corporation, (DE)
High Speed Serial Data Communications Research and Development, (MI) Hotel Rosemont Service Corporation, Inc., (IL)
Humbolt Mining Company, (MI)
Inference Corporation, (CA)
International Marine Insurance Agency, Inc., (IL)
International Marine Underwriters, Inc., (FL)
Jaguar Cars Incorporated, (DE)
Jaguar Credit Corporation, (DE)
Jaguar Motors, Inc., (DE)
James River Holdings, Inc., (VA)

Kayser Leasing Corporation, (WI)
Kentucky Finance Co., Inc.  AL
Kentucky Finance Co., Inc., (KY)
Kentucky Finance Co., Inc., Bristol, VA (KY)
Kentucky Finance Co., Inc., MO, (KY)
Kentucky Finance Equity Services, Inc., (KY)
Kentucky Finance Co., Inc., (KY)
KFC Mortgage Loans, Inc., (VA)
LFS Capital Corp., (NJ)
Lincoln Motor Company Inc., (MI)
Lincoln Ventures Corp., (NJ)
Lisle Center, Inc., (IL)
Manheim Auctions, Inc., (DE)
Marlo Properties Company, (DE)
Master Mortgage Company, (CA)
Mellon Consumer Discount Company, (PA)
Mellon Financial Services Corporation, (DE)
Metropolitan Realty Corporation, (MI)
Morco General Agency, Inc., (OH)
MTP Enterprises, Inc., (DE)
Nascote Industries, Inc., (DE)
New River Castings Company, (DE)
Niles Investment Company, (IL)
Northern Credit Co., Inc., (WI)
Northern Insurance Agency of Wisconsin, Inc., (WI)
Northern Insurance Agency, Inc., (IL)
Omicron Exploration Corporation, (DE)
Orange Blossom Capital Corp., (NJ)
P.O.C. Realty Inc., (CO)
Park Ridge Corporation, (DE)
Parker Center Inc., (CO)
Parklane Insurance Company, (MI)
Pathway Capital Corporation, (DE)
Pathway Credit Corporation, (DE)
Pathway Insurance Agency, Inc., (IL)
Pathway Investment Center, Inc., (IL)
Pathway Lands Incorporated, (OH)
Penstone, Incorporated, (MI)
Philco Finance Corporation, (DE)
Pine Creek at Briargate, Inc., (CO)
Points of Colorado, Inc.
Prairie Development, Ltd., (IL)
Predelivery Service Corporation, (DE)
Primus Automotive Financial Services, Inc., (NY)
Realty Sales, Inc., (MO)
Regain, (CA)
Renaissance Center Venture, (MI)
Retained Risk Management, Inc., (CA)
Riverdale International Sales, Incorporated, (VI)
RWPI Inc., (IL)
Seating Systems Technology Incorporated, (DE)
Seating Systems Technology U.S., Inc., (DE)

Second Insurance Agency, Inc., (MO)
Shoppers Mart, Inc., (TX)
Signal Credit Corporation, (DE)
Signal Finance Consumer Discount Company, (PA)
Signal Finance Mortgage Company, Inc., (DE)
Smartz Vehicle Rental Corporation, (DE)
Software Productivity Consortium, (CA)
Specialty Claims Service, Inc., (IN)
Spectrum Holdings, Inc., (IL)
St. Louis Fedservice Corporation, (MO)
Supercomputer Systems Limited Partnership, (WI)
TAC of Alabama, Inc., (DE)
TAC of Florida, Inc., (DE)
TAC of Tennessee, Inc., (DE)
Taft Haus, Inc., (TX)
TG-Ford Associates, (MI)
The American Road Insurance Company, (MI)
The Associates Corporation, (DE)
The Associates Payroll Management Service Company, Inc., (DE) The Dearborn Inn Company, (DE)
The Hertz Corporation, (DE)
Third Insurance Agency, Inc., (KY)
Transnetwork Insurance Services, (CA)
TranSouth Financial Corporation, (SC)
TranSouth Mortgage Corporation, (SC)
Transport Acceptance Corporation, (DE)
Trust Company for USL, Inc., (IL)
U.S. Advanced Battery Consortium
United States Airlease Holding, Incorporated, (CA)
United States Airlease, Incorporated, (CA)
United States Auto Club, Motoring Division, Inc., (IN)
United States Equipment Management Services, Incorporated, (CA) United States Fleet Leasing, Incorporated, (CA)
United States Investment Management Services, Incorporated, (TX) United States Leasing International, Incorporated, (DE)
United States Leasing Pipeline Leasing, Incorporated, (TX) United States Portfolio Management Services, Incorporated, (CA) United Truck Leasing, Incorporated, (DE)
United Truck Leasing, Incorporated, (MN)
USEIF-I Equipment Leasing Corporation, (NY)
USEIF-II Equipment Management Corporation (Partnership), (NY) USL Securities Corporation, (CA)
USLI Fleet Financing, Inc., (DE)
Vandenberg Leasing, Inc., (MI)
View Engineering Inc., (DE)
Vista Insurance Company, (MI)
Vista Life Insurance Company of Texas
Vista Life Insurance Company, (MI)
Vocational Technology, Inc., (CA)
VT Finance, Inc., (DE)
Watchguard Registration Services, Inc., (IN)

Willowbend Holdings, Inc., (FL)
WSFC Development Inc., (OH)


09/10/93

FORD MOTOR COMPANY
FORD MOTOR COMPANY FUND

================================================================================
                             FOREIGN SUBSIDIARIES
                                  BY COUNTRY
--------------------------------------------------------------------------------

          Transportation Reinsurance Limited (British Virgin Islands)
Argentina
          Autolatina Argentina S.A.
          Autolatina Argentina S.A. de Ahorro Para Fines Determinados Hertz Argentina S.A.C.
          Invercred Compania Financiera S.A.
          Matalurgica Constritucion S.A.
          Transax Socieded Anonima, Comercial, Industrial y Financiera Volkswagen Inversiones S.A.
          Volkswagen Sociedad Anonima de Ahorro Para Fines Determinado
Australia
          Australian Road Credit Limited
          Australian Road Insurance Limited
          Foral Service Proprietary Limited
          Ford Credit Australia Limited
          Ford Credit Australia Wholesale Limited
          Ford Motor Company of Australia Limited
          Ford Sales Company of Australia Limited
          Hertz Asia Pacific Pty. Ltd.
          Hertz Australia Pty, Limited
          Hertz Car Sales Pty, Ltd.
          Hertz Investment (Holdings) Pty. Limited
          JRA Holdings Limited
          National Acceptance Corporation PTY Ltd.
          PLA Holdings Ltd (PLA)
          Portfolio Leasing Australia Management
          Tickford Vehicle Engineering Pty. Ltd.
Austria
          Ford Bank Aktiengesellschaft (Austria)
          Ford Factoring Gmbh
          Ford Motor Company (Austria) K.G.
Barbados
          Transportation Reinsurance (Barbados) Limited
Belgium
          Acelease S.A.
          Axus, S.A.
          Criee Automobile S.A.
          Ford Credit N.V.
          Ford Motor Company (Belgium) N.V.
          Hertz Coordination Centre S.A.
          Transports Servais et Fils S.A.
Bermuda
          Associates Diversified Investment Ltd.
          Financial Reassurance Company, Ltd.
          FM FSC Ltd.
          Interlocutary Limited
          Transcon Insurance Limited

Brazil
         Apolo Administradora de Sens S/C Ltda.
         Autolatina Brasil S.A.
         Autolatina Comercio Negocios e Participacoes Ltda.
         Autolatina Distribuidora de Titulos e Valores Mobiliaros Ltd Autolatina Financiadora S.A. - Credito, Financiamento e Inves Autolatina Leasing S/A - Arrandamento Mercantil
         Autolatina Previdencia Privadz
         Autolatina S.A.
         Banco Autolatina S.A.
         Consorcio Nacional Ford Ltda.
         Consorcio Nacional Volkswagen Ltda.
         FB Empreandimentos S.A.
         Ford Distribuidora de Productos de Petroleo Ltda.
         Ford Industria e Comercio Ltda.
         Ford Participacoes, Empreendimentos e Negocios Ltda.
         Fundacao Autolatina
         Inter-Locadora S/A
         Promocoes Universals S.C. Ltda.
         Sao Bernardo Administradors de Consorcios Ltda.
         Sociedade Paulista de Aparelhos Domesticos "SPAD" Ltda.
         Transglobal Corretgem de Seguros Ltda.
         Volkswagan Factoring Fomento Comercial S/A

Canada
         Associates Capital Corporation of Canada
         Associates Commercial Corporation of Canada Ltd.
         Canadian Road Credit Company, Limited
         Conix Canada, Inc.
         Essex Manufacturing (A Partnership)
         Ford Credit Canada Limited
         Ford Electronics Manufacturing Corporation
         Ford Ensite International Inc. (Canada)
         Ford Motor Company of Canada, Limited
         Ford New Holland (Canada) Credit Company (Partnership)
         Ford Transportation Services Limited
         Hertz Canada Limited
         IRC Equipment Leasing, Incorporated
         Jaguar Canada Inc.
         TCG, International

Czechoslovakia
         Autopal s.r.o.
         Ford Czechoslovakia
         Ford Czechoslovakia Limited

Denmark
         Ford Credit A/S
         Ford Motor Company A/S
         Hertz Biludlejning A/S

Egypt
         Alexandria Automotive Company SAE

England
         A. M. Lagonda North America, Inc.
         Associates Capital (Guernsey) Limited
         Associates Capital (Jersey) Limited
         Associates Capital Corporation Limited
         Associates Financial Corporation Limited
         Associates Mortgage Corporation Limited
         Aston Martin (RDP) Limited
         Aston Martin Finance Limited
         Aston Martin Lagonda Design Limited
         Aston Martin Lagonda Group Limited
         Aston Martin Lagonda Limited
         Aston Martin Oxford Limited
         Aston Martin Sales Limited
         Auto Club International Limited
         Automotive Finance Limited
         Axus (U.K.) Limited
         Cheshire Commercial Finance Limited
         Cumberland Insurance Company Limited
         Daimler Hire Limited
         Daimler Transport Vehicles Limited
         Dunlop Automotive Composites (UK) Limited
         Ford Automotive Leasing Limited
         Ford Capital plc
         Ford Contract Motoring Management Limited
         Ford Credit Europe plc
         Ford Credit Funding plc
         Ford Financial Trust Limited
         Ford Fleet Financing Limited
         Ford Lease Financing Limited
         Ford Motor Company Limited
         Ford Personal Import Export Limited
         Hawtin & Partners (Nominees) Limited
         Hertz (U.K.) Limited
         Hertz Car Sales Limited
         Hertz Equipment Rental (Europe) Limited
         Hertz Equipment Rental (U.K.) Limited
         Hertz Europe Limited
         Hertz Jersey Limited
         Hertz Rent A Car Limited (Britain)
         IR (Transfer) Limited
         Iveco Ford Trust Limited
         Jaguar 1984 Limited
         Jaguar Cars Exports Limited
         Jaguar Cars Finance Limited
         Jaguar Cars Holdings Limited
         Jaguar Cars Limited
         Jaguar Cars Overseas Holdings Limited
         Jaguar Daimler Heritage Trust Limited
         Jaguar Finance Limited
         Jaguar Group Limited
         Jaguar Holdings Limited

          Jaguar Insurance Limited
          Jaguar International Finance Limited
          Jaguar Limited
          Jaguarsport Limited
          JDHT Limited
          Lagonda Properties Limited
          LUL Asia Limited
          Madens (Guernsey) Limited
          Madens (Jersey) Limited
          Madens Limited
          Madens Trust Limited
          Prestige Properties Co. Limited
          Project XJ220 Limited
          SS Cars Limited
          The Diamler Company Limited
          The Jaguar Collection Limited
          The Lanchester Motor Company Limited
          United States Leasing Limited
          USL Holdings Limited (USL Holdings)
          Venture Pressings (Holdings) Limited
          Venture Pressings Limited
          Wessex Finance Limited
Finland
          Oy Ford Ab
          Oy Ford Rahoitus Ab
France
          Credit Ford S.A.
          Ford France S.A.
          Hertz Equipment Rental (France) S.A.
          Hertz France S.A.
          Intrumax Sarl
          Locaplan S. A.
Germany
          Ford Bank Aktiengesellschaft (Germany)
          Ford Handels und Beteiligungs GmbH
          Ford Investitions GmbH & Co oHG
          Ford Investitions GmbH
          Ford Versicherungs-Vermittlungs GmbH
          Ford Versorgungs-Und Unterstutzungseinrichtung GmbH
          Ford Werke Aktiengesellschaft
          Ford Werke Aktiengesellschaft & Co. Leasing KG
          Ford Werke Aktiengesellschaft und Co. KG.
          Geometric Results (Deutchland) Gmbh
          Hertz Autovermietung G.m.b.h
          Hertz Baumaschinenvermietung Gmbh
          Jaguar Deutschland GmbH
          Jaguar Leasing Gmbh
          Saar-Industrie, GmbH

Holland
          Ford Capital B.V.
          Ford Holding B.V. (Holland)
          Ford Nederland B.V.
          Jaguar Nederland BV
Hungary
          Ford Hungaria Kft
India
          Climate Control (India) Limited
Ireland
          Dan Ryan Car Rentals Limited
          FCE Reinsurance Company Limited
          Henry Ford & Son (Finance) Limited
          Henry Ford & Son (Sales) Limited
          Henry Ford & Son, Limited
          Hertz International RE Limited
          Hertz Rent A Car Limited (Ireland)
          Y.K.P. Limited
Italy
          Acomindus, s.r.l.
          Axus Italiana s.r.l.
          Ford Credit SpA
          Ford Italiana S.p.A.
          Ford Leasing SpA
          Ghia S.p.A.
          Hertz Italiana S.p.A.
          Jaguar Italia Spa
Japan
          AIC Corporation
          AIC Credit Card Services, Inc.
          Autorama, Inc.
          Ford Finance Company of Japan, Limited
          Ford Motor Company (Japan) Ltd.
          Hertz Far East, Ltd.
          Hertz Japan, Limited
          Jaguar Japan KK
          Japan Climate Systems Corporation
          Mazda Motor Corporation
Korea
          Halla Climate Control Corporation
          Kia Motors Corporation, (Korea)
          Korea Automobile Components Corporation
Luxembourg
          Axus Luxembourg S.A.
          Hertz Luxembourg, S.A.
Malaysia
          AMIM Holdings Sdn. Bhd.
          Associated Motor Industries Malaysia SDN. BHD.
          FMS Audio Sdn. Bhd.

Mexico
        Altac Electronics Chihuahua, S.A. de C.V.
        Autovidrio S.A. de C.V.
        Carplastic S.A. de C.V.
        Climate Systems Mexicana, S.A. de C.V.
        Coclisa S.A. de C.V.
        Favesa, S.A. de C.V., (Mexico)
        Ford Latin America, S.A. de C.V., (Mexico)
        Ford Motor Compania Comercial, S.A. de C.V.
        Ford Motor Company, S.A. de C.V., (Mexico)
        Hertz Latin America, S.A. de C.V.
        Lamosa S.A. de C.V.,    (Mexico)
        Mi Techo, S.C.    (Partnership)
        Nemak S.A.
        Vitro Flex, S.A. de C.V.
Monaco
        Hertz Monaco, S.A.
Neth. Antilles
        Ford Credit Overseas Finance N.V.
Netherlands
        ACONA B.V.
        Axus Nederland B.V.
        Ford Credit B.V.
        Ford Export Services B.V.
        Geotech
        Hertz Automobielen Nederland B.V.
        Hertz Leasing B.V.
        Stuurgroep Holland B.V.
        Van Wijk Autoverhurr Rotterdam B.V.
        Van Wijk Beheer B.V.
        Van Wijk European Car Rental Service B.V.
New Zealand
        Brocon Enterprises Limited
        Ford Motor Company of New Zealand Limited
        Ford Motor Credit Company of New Zealand Limited
        Granthall Holdings Limited
        Lydon Industries Limited
        Portfolio Leasing (New Zealand) Limited
        Vehicle Assemblers New Zealand Limited
New Zealand
        Hertz New Zealand Limited
Norway
        Ford Motor Norge A.S.
        Hertz Bilutleie A/S
Poland
        Ford Poland Limited Company
Portugal
        AutoEuropa Automotive Limitada
        Ford Credit Portugal-Sociedade Financeira Para Aquisicoes
        Ford Electronica Portuguesa, Ltd.
        Ford Lusitana S.A.
        Hertz Limitada

         Hertz Portuguesa Automoveis de Aluguer, Lda.
Puerto Rico
         Associates Financial Services Company of Puerto Rico, Inc. Associates Time Plan, Inc.
         Ford Motor Company Caribbean, Inc., (Puerto Rican)
         Ford Motor Credit Company of Puerto Rico, Inc.
         Puerto Ricancars Transporting, Inc.
         Puerto Ricancars, Incorporated
Scotland
         Cumberland Life Assurance Co. Limited
Singapore
         Ford Motor Company Private Limited
         Hertz Asia Pacific Pts. Ltd.
Spain
         Cadiz Electronica, S. A.
         Ford Credit Entidad de Financiacion, S.A.
         Ford Credit S.A.
         Ford Espana S.A.
         Ford Leasing S.A.
         Ford Leasing Sociedad de Arrendamiento Financiero, S.A.
         Hertz de Espana, S.A.
         Hertz Equipment Rental de Espana, S.A.
         Leascar S.A.
Sweden
         First Rent A Car AB
         Ford Credit AB
         Ford Motor Company Aktiebolag
         Ford Vagnskadegaranti AB
Switzerland
         Ford Credit S.A.
         Ford Motor Company (Switzerland) S.A.
         Hertz AG
         Hertz Motor A.G.
         S. I. Fair Play S.A.
         Zuri-Lau Garage AG
Taiwan
         FLH Marketing Services Ltd.
         FLH Sales Limited
         Ford Enterprise Company Taiwan, Ltd.
         Ford Lio Ho Motor Company Ltd.
         Ford Taiwan Services, Limited
         Jaguar Cars Taiwan Limited
Thailand
         Ford Motor Company (Thailand) Limited
Turkey
         Otosan Otomobile Sansyii A.S.
Uruguay
         Ford Uruguay S.A.

Venezuela
          Aerospace y Comunicaciones de Venezuela C.A.
          Ford Motor Credit S.A.
          Ford Motor de Venezuela, S.A.
          Productos Industriales, C.A.




09/10/93

                         LIST OF DISCLOSURE SCHEDULES



Capitalization Schedule

Subsidiary Schedule

Restrictions Schedule

Financial Statements Schedule

Liabilities Schedule

Adverse Change Schedule

Developments Schedule

Assets Schedule

Taxes Schedule

Contracts Schedule

Proprietary Rights Schedule

Litigation Schedule

Brokerage Schedule

Consents Schedule

Insurance Schedule

Employment Schedule

Compliance Schedule

Affiliated Transaction Schedule

                         List of Disclosure Schedules

                            CAPITALIZATION SCHEDULE
                             TO PURCHASE AGREEMENT*

OPTION HOLDERS**                     GRANT DATE             NUMBER OF SHARES      EXERCISE PRICE     EXPIRATION
                                                                                    PER SHARE          DATE
--------------------------------------------------------------------------------------------------------------------

JOANNE ABEL                            09/13/96                    2,500                $2.50         09/12/06
DUNCAN CRAIGHEAD                       11/15/96                    2,000                $2.50         11/14/06
DONALD DAVIDGE                         05/10/96                   25,000                $1.00         05/09/06
                                       07/08/96                   12,500                $2.50         07/07/06
JEFF DUNNING                           07/08/96                    7,500                $2.50         07/07/06
ROBERT EASTON                          07/08/96                   15,000                $2.50         07/07/06
WILLIAM ELSNER                         06/07/96                   20,000                $1.00         04/11/06
                                       11/15/96                   80,000                $3.65         11/14/06
MARK FETCENKO                          03/15/96                   30,000                $1.00         03/14/06
                                       07/08/96                   10,000                $2.50         07/07/06
ELBA GALEN                             09/13/96                      750                $2.50         09/12/06
FRED GALLART                           09/13/96                   38,000                $2.50         09/12/06
ANNE HAAS                              03/15/96                   25,000                $1.00         03/14/06
                                       07/08/96                   15,000                $2.50         07/07/06
ROB JAMES                              09/13/96                      500                $2.50         09/12/06
RAFAEL LUCES S.                        05/10/96                   15,000                $1.00         05/09/06
                                       07/08/96                    7,500                $2.50         07/07/06
KARL MAIER                             09/13/96                   20,000                $2.50         09/12/06
JOHN MARCOLINA                         07/08/96                    3,000                $2.50         07/07/06
ROBERT MCKENZIE                        01/12/96                   20,000                $1.00         01/11/06
JOHN MILLER                            11/15/96                    2,000                $2.50         11/14/06
KIM MILLER                             07/08/96                    3,500                $2.50         07/07/06
LISA PASQUALE                          09/13/96                    1,000                $2.50         09/12/06
JEFF RHODES                            01/12/96                  100,000                $1.00         01/11/06
                                       07/08/96                   50,000                $2.50         07/07/06
MATT RILEY                             07/08/96                    1,000                $2.50         07/07/06
LYNN SANDIFER                          07/08/96                      750                $2.50         07/07/06
DEBRA SCHNEIDER                        09/13/96                    5,000                $2.50         09/12/06
DAVID STARKWEATHER                     07/08/96                      500                $2.50         07/07/06
BRYAN UHL                              11/15/96                      500                $2.50         11/14/06
BARBARA VONDERHEID                     07/08/96                   20,000                $1.00         06/06/06
                                       07/08/96                   10,000                $2.50         07/07/06

MATT ZUSCHLAG                          05/10/96                   20,000                $1.00         05/09/06
                                       07/08/96                   10,000                $2.50         07/07/06
                                                           -------------
TOTAL                                                            578,000
                                                           =============

* REFLECTS A 10,000 FOR ONE FORWARD STOCK SPLIT EXECUTED IN OCTOBER 1996. ** ALL HOLDERS ARE SUBJECT TO STOCK OPTION AGREEMENTS.

                              SUBSIDIARY SCHEDULE
                             TO PURCHASE AGREEMENT


SUBSIDIARY                        JURISDICTION        STOCKHOLDERS
--------------------------------------------------------------------------------------------------

SMR DIRECT CAYMAN                 CAYMAN ISLANDS      CENTENNIAL COMMUNICATIONS CORP.:  100%

CENTENNIAL CAYMAN CORP.           CAYMAN ISLANDS      CENTENNIAL COMMUNICATIONS CORP.:  100%

CCC HOLDINGS PERU, S.R.L.         PERU                CENTENNIAL CAYMAN CORP.:  99%
                                                      SMR DIRECT CAYMAN:  1%

CENTENNIAL CAYMAN CHILE, LTDA.    CHILE               CENTENNIAL CAYMAN CORP.:  99%
                                                      SMR DIRECT CAYMAN:  1%

CENTENNIAL ECUADOR S.A.           ECUADOR             CENTENNIAL CAYMAN CORP.:  50%
                                                      SMR DIRECT CAYMAN:  50%

CENTENNIAL TELECOMUNICACIONES     VENEZUELA           CENTENNIAL CAYMAN CORP.:  100%
  DE VENEZUELA, S.A.

MOBIL LINE PERU, S.A.             PERU                CCC HOLDINGS PERU:  99%
(THE COMPANY IS IN THE PROCESS                        CENTENNIAL CAYMAN CORP.:  1%
 OF CHANGING THE NAME OF THIS
 ENTITY TO "SMR DIRECT PERU,
 S.R.L")

BRUNACCI S.A.                     ECUADOR             CENTENNIAL ECUADOR S.A.:  100%

MULTISISTEMAS ELECTRoNICOS        ECUADOR             BRUNACCI S.A.:  100%
 M.S.E., S.A

POMPANO, S.A.                     PERU                CCC HOLDINGS PERU, S.R.L.:  99.9%
                                                      CENTENNIAL CAYMAN CORP.:  .05%
                                                      SMR DIRECT CAYMAN:  .05%

TELECOM SUPPLY S.A.               PERU                CCC HOLDINGS PERU, S.R.L.:  99.8%
                                                      CENTENNIAL CAYMAN CORP.: .1%
                                                      SMR DIRECT CAYMAN:  .1%

                             RESTRICTIONS SCHEDULE
                             TO PURCHASE AGREEMENT



With respect to Section E.2(ii) of the Purchase Agreement, the Company has several subsidiaries organized in the form of partnerships ("limitadas") and is in the process of reorganizing Brunacci, S.A., Multisistemas ElectrOnicos M.S.E., S.A., Pompano, S.A. and Telecom Supply S.A. into limitadas.

                         FINANCIAL STATEMENTS SCHEDULE
                             TO PURCHASE AGREEMENT



1. Unaudited balance sheet of Centennial Communications Corp. (the "Company") for the period ended December 31, 1995

2.   Unaudited balance sheet of the Company for the period ended October 31,
     1996

3.   Tax Return of Mobil Line Peru, S.A. for the period ended December 31, 1995

4.   Tax Return of the Company for the period ended December 31, 1995

5. Unaudited balance sheet of Mobil Line Peru, S.A. for the period ended October 31, 1996

6. Unaudited consolidated balance sheet of the Company and Mobil Line Peru, S.A. for the period ended October 31, 1996

                              LIABILITIES SCHEDULE
                             TO PURCHASE AGREEMENT



1. The Company has entered into a capital leasing agreement with E.F. Johnson Company to lease and acquire infrastructure equipment. The Company has paid down payments of $450,000, $273,993, $201,174.60, $57,909 and $219,780
     and the remaining balance outstanding under this agreement is $1,760,573. E.F. Johnson holds a security interest in this equipment to the extent of the unpaid purchase price.

2. The Company has made an intercompany loan of $100,000 to its wholly-owned subsidiary, Mobil Line Peru S.A. The outstanding balance on this loan is $100,000.

3. Pursuant to a Purchase Order dated March 14, 1996, the Company has agreed to pay approximately $2,490,000 to Maxon America Inc. for the purchase of equipment from August 1996 through December 1996. The Company has discussed with Maxon and has reached an agreement in principle that until certain quality control issues are resolved with respect to the equipment covered by the Purchase Order, the Company will not be required to make any payments to Maxon under the Purchase Order.

4. The Company has executed Installment Payment Plan Notes payable to the FCC totaling $4,559,247.00 with respect to the 43 SMR licenses it has acquired, a schedule of which has been provided to counsel for the Purchasers. Each of these Notes is secured by a security interest held by the FCC in the respective SMR license.

5. Pursuant to a Purchase Order, the Company has agreed to pay $340,000 to Motorola Inc. for the purchase of equipment. The Company has paid $51,000 against this Purchase Order to date.

                            ADVERSE CHANGE SCHEDULE
                             TO PURCHASE AGREEMENT




NONE.

                              DEVELOPMENT SCHEDULE
                             TO PURCHASE AGREEMENT




NONE.

                                ASSETS SCHEDULE
                             TO PURCHASE AGREEMENT




See Liabilities Schedule for a description of security interests held by E.F. Johnson and the FCC with respect to certain assets of the Company.

                                 TAXES SCHEDULE
                             TO PURCHASE AGREEMENT


1. The Company filed its 1995 federal income tax return on September 13, 1996. The Company's 1995 tax liability was $516.00, which has been paid in full.

                              CONTRACT SCHEDULE TO
                             TO PURCHASE AGREEMENT


EMPLOYEE BENEFITS:

1. 1996 Stock Option Plan, attached as Attachment F to the Employee Schedule to this Purchase Agreement.

2. Employers Health Insurance Indemnity, PPO, EPO Basic and Standard Health Benefit Plan for Colorado.

EMPLOYEE COMPENSATION:

1.  Jeff E. Rhodes, President

2.  Anne E. Haas, Vice President of Finance

3.  Donald Davidge, Director of Sales and Marketing

4.  Fred Gallart, Vice President/General Manager Latin America

5.  Jorge Bado, General Manager Mobil Line Peru, S.A.

LEASES:

1. Lease, dated May 2, 1996, by and between Sixteen Hundred Wynkoop, Ltd. and the Company, for lease space located at 1600 Wynkoop Street, Denver, Colorado.

2. Lease Agreement, dated May 4, 1996, by and between Banco Continental and Mobil Line Peru, S.A. for lease space located at Av. Republica de Panama No. 3005, 19th Floor, San Isidro, Peru.

PURCHASE AGREEMENTS OF COMPANY SECURITIES:

1. Stock Subscription Agreement, dated October 26, 1995, by and between the Company and Telecom Partners, L.P.

2. Purchase Agreement, dated December 8, 1995, by and between the Company and the Purchasers (Telecom Partners, Centennial Holdings and Centennial Funds)

3. Registration Rights Agreement, dated December 8, 1995, by and among the Company and the Purchasers named therein, as amended

4. Stockholders Agreement, dated December 8, 1995, by and among the Company and the Stockholders named therein, as amended

5. First Amendment to Purchase Agreement, dated January 31, 1996, by and among the Company and Jeff Rhodes and Robert McKenzie, as Purchasers

6. Second Amendment to Purchase Agreement, dated February 1, 1996, by and among the Company and Bill Elsner, as Purchaser

7. Purchase Agreement, dated December 15, 1995, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

8. First Amendment to Purchase Agreement, dated February 28, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

9. Second Amendment to Purchase Agreement, dated February 28, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

10. Letter Agreement to Purchase Agreement, dated February 29, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

11. Shareholders Agreement, dated February 29, 1996, by and among the Company, Jesus Escudero Presa and Mobil Line Peru S.A.

12. Purchase Agreement, dated as of June 27, 1996, by and among the Company and the Purchasers listed on the Schedule of Purchasers thereto

13. Amended and Restated Stockholders Agreement, dated as of June 27, 1996, by and among the Company, Centennial Fund IV, L.P., Telecom Partners, L.P., Centennial Holdings Inc., Jeff Rhodes, Bob McKenzie and Bill Elsner.

14. Stock Purchase Agreement, dated as of July 8, 1996, by and between the Company and Jesus Escudero Presa

15. Stability Contract, dated as of March 6, 1996, by and between Mobil Line Peru, S.A. and the Peruvian State

MATERIAL AGREEMENTS (IN EXCESS OF $150,000):

1.  Agreement, dated May 2, 1996, by and between the Company and SBA, Inc.

2. Services Agreement, by and between the Company and E.F. Johnson Company, together with letters dated April 1, 1996 and June 14, 1996, and a confirmation of order

3. Purchase Order, dated March 14, 1996, between the Company and Maxon America Inc.

4. Purchase Agreement, dated as of June 28, 1996, by and between the Company and E.F. Johnson Company

5.  Purchase Order, dated October 18, 1996, between the Company and Motorola,
    Inc.

6. Stock Purchase Agreement, dated as of September 6, 1996, by and among Centennial Cayman Corp., SMR Direct Cayman and certain selling stockholders with respect to the purchase and sale of all of the outstanding capital stock of Beacon Supply Comunicaciones, S.A.

7. Stock Purchase Agreement, dated November 21, 1996, which the Company closed as of November 22, 1996, by and between the Company and Carlos Gil Loor with respect to the purchase and sale of all of the outstanding capital stock of Brunacci S.A. and Multisistemas Electronicos M.S.E., S.A.

8. Stock Purchase Agreement, dated as of November 18, 1996, which the Company closed as of November 22, 1996, by and among the Company and L.A. Technologies Corp. with respect to the purchase and sale of all of the outstanding capital stock of Pompano, S.A.

9. Stock Purchase Agreement, dated as of September 6, 1996, which the Company has closed as of December 6, 1996, by and between the Company and Telecom Supply S.A. with respect to the purchase and sale of all of the outstanding capital stock of Beacon Supply Comunicaciones S.A./Telecom Supply S.A.

LETTERS OF INTENT (IN EXCESS OF $150,000):

1. Letter of Intent, dated September 10, 1996, by and between the Company and Hector Martinez with respect to the purchase and sale of all of the outstanding capital stock of Team Comunicaciones

2. Letter of Intent, dated September 24, 1996, by and between the Company and L.A. Technologies Corp. with respect to the sale and purchase of all of the outstanding capital stock of Corporacion Fleet Call, S.A.

3. Letter of Intent, dated November 26, 1996, by and among the Company and Michael S. Bettsak, Jose Bettsak and Jonathan Bettsak with respect to the purchase and sale of all of the outstanding capital stock of Ca Comunica, S.A.

                          PROPRIETARY RIGHTS SCHEDULE
                             TO PURCHASE AGREEMENT


1. The Company has begun the process to register the trademark "SMR Direct" in the United States.

2. Mobile Line Peru, S.A. has approved the trademark name of "Radio TRUNKING" for registration in Peru and the process of registration has begun.

3. See Liabilities Schedule for a description of the forty-three (43) 900 MHz MTA licenses issued by the FCC to the Company.

                              LITIGATION SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                               BROKERAGE SCHEDULE
                             TO PURCHASE AGREEMENT


1. The Company has entered into an Engagement Letter, dated September 7, 1996, with Daniels & Associates pursuant to which Daniels will act as placement agent for the Company's sale of Series B Preferred Stock. Upon consummation of the financing, Daniels will receive a fee equal to 5% of the aggregate consideration received by the Company from the sale of the Series B Preferred Stock to outside investors.

                               CONSENTS SCHEDULE
                             TO PURCHASE AGREEMENT


NONE.

                               INSURANCE SCHEDULE
                             TO PURCHASE AGREEMENT


INSURANCE COMPANY                               COVERAGE*
------------------------------------------------------------------------------------

ASSOCIATED INDEMNITY CORP.                      COMMERCIAL GENERAL LIABILITY
ASSOCIATED INDEMNITY CORP.                      SIMPLIFIED COMMERCIAL PROPERTY
ASSOCIATED INDEMNITY CORP.                      HIRED/BORROWED AUTO
NATIONAL SURETY CORPORATION                     WORKERS COMPENSATION
FIREMAN'S FUND INSURANCE COMPANY                COMMERCIAL UMBRELLA
FIREMAN'S FUND INSURANCE COMPANY                MARINE CARGO
AMERICAN INTERNATIONAL ASSISTANCE SERVICES      FOREIGN TRAVEL
GREAT NORTHERN INSURANCE COMPANY                FOREIGN LIABILITY (SIMPLE)
GREAT NORTHERN INSURANCE COMPANY                FOREIGN EMPLOYEES LIABILITY
GREAT NORTHERN INSURANCE COMPANY                FOREIGN PROPERTY (SIMPLE)
GREAT NORTHERN INSURANCE COMPANY                FOREIGN AUTO


* All coverage expires on May 1, 1997 except for the Marine Cargo Policy, which expires on July 24, 1997.

                              EMPLOYMENT SCHEDULE
                             TO PURCHASE AGREEMENT


Attachment F to this Schedule contains a copy of the COMPANY'S 1996 Stock Option Plan and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement.

                              COMPLIANCE SCHEDULE
                             TO PURCHASE AGREEMENT


NONE.

                        AFFILIATED TRANSACTION SCHEDULE
                             TO PURCHASE AGREEMENT



NONE, except for agreements otherwise referred to in the Contracts Schedule.